SGLP Addresses Unusual Volume and Decrease in Unit Price

Tulsa, Okla. – July 17, 2008 –

SemGroup Energy Partners, L.P. (NASDAQ: SGLP), has been informed by SemGroup, L.P., SGLP’s parent, that SemGroup, L.P. is experiencing liquidity issues and is exploring various alternatives, including raising additional equity, debt capital or the filing of a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code.

Kevin Foxx, SemGroup Energy Partners’, President and Chief Executive Officer stated that, “While SGLP’s parent is experiencing liquidity challenges, SGLP’s assets provide important terminalling and storage services to the energy industry.  We own valuable assets in strategic locations and remain positioned to provide midstream services.  Until our parent advises us of their course of action, we cannot fully evaluate and are not yet prepared to comment on how any such action taken by our parent might affect SGLP.”

SGLP derives a substantial majority of its revenues pursuant to a Throughput Agreement and a Terminalling and Storage Agreement with SemGroup, L.P. and its subsidiaries.  In addition, SGLP has entered into an Amended and Restated Omnibus Agreement and other agreements with SemGroup, L.P. that address, among other things, the provision of general and administrative and operating services to SGLP.

SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil and liquid asphalt cement terminalling and storage services and crude oil gathering and transportation services. SemGroup Energy Partners is based in Tulsa, Okla. As a publicly traded master limited partnership, SemGroup Energy Partners' common units are traded on the NASDAQ Global Market under the symbol SGLP. The general partner of SemGroup Energy Partners is a subsidiary of SemGroup, L.P. For more information, visit SemGroup Energy Partners' Web site www.SGLP.com.

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbors from liability provided therein. All statements, other than statements of historical facts, included in this release that address activities, events or developments that SGLP expects, believes or anticipates will or may occur in the future, including statements about SemGroup, L.P.’s liquidity and alternatives to address these issues as well as the corresponding impact upon SGLP and its unitholders, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside SGLP’s control, which could cause results to differ materially from those expected by management of SGLP. Such risks and uncertainties include, but are not limited to, SGLP’s dependence upon SemGroup, L.P. for a substantial majority of its revenues; SGLP’s exposure to the credit risk of SemGroup, L.P. and third-party customers; a decrease in the demand for crude oil or finished asphalt products in the areas served by SGLP’s storage facilities and pipelines; a decrease in the production of crude oil or liquid asphalt cement from areas served by SGLP’s assets; the availability of, and SGLP’s ability to consummate, acquisition opportunities; SGLP’s debt levels and restrictions in its credit facility; general economic, market or business conditions; and other factors and uncertainties inherent in the crude oil gathering, transportation, terminalling and storage business and the liquid asphalt cement terminalling and storage business. These and other applicable uncertainties, factors and risks are described more fully in SGLP’s reports filed with the Securities and Exchange Commission. SGLP undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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SGLP Investor Relations	SemGroup Media:
Brian Cropper, 918-524-SGLP (7457) Toll Free Phone: 866.490.SGLP (7457) investor@sglp.com	Susan Dornblaser, 918-524-8365 sdornblaser@semgrouplp.com